Code of Ethics

April 12, 2013

Stone Ridge III Business Center ? N14 W23833 Stone Ridge Drive ? Suite 350A ? Waukesha ? WI ? 53188

1.   General Provisions

1.1. Professional Responsibilities

Global  View  Capital  Management,  LLC  (“GVCM”)  is  registered  as  an  investment adviser with the Securities and Exchange Commission pursuant to the provisions of Section 203 of the Investment Advisers Act of 1940.  GVCM is dedicated to providing effective and proper professional investment management services.  GVCM’s reputation is a reflection of the quality of our employees and their dedication to excellence in serving  our  clients.     To  ensure  these  qualities  and  dedication  to  excellence,  our employees  must  possess  the  requisite  qualifications  of  experience,  education, intelligence, and judgment necessary to effectively serve as investment management professionals.   In addition, every employee is expected to demonstrate the highest standards of moral and ethical conduct for continued employment with GVCM.

The SEC and the courts have stated that portfolio management professionals, including registered investment advisers and their representatives, have a fiduciary responsibility to their clients.  In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice.  Failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act.

Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor’s decision to purchase or refrain from purchasing a security recommended by the adviser or from engaging the adviser to manage the client’s investments.  The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm.   An adviser’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients.

Under Rule 204A-1 of the Investment Advisers Act of 1940, GVCM is required to establish, maintain and enforce a written code of ethics reasonably designed to prevent its employees from violating provisions of the Act with respect to personal securities trading and fiduciary obligations.  In meeting such responsibilities to our clients, GVCM has adopted this Code of Ethics (the “Code”) regarding the purchase and/or sale of securities in the personal accounts of our employees or in those accounts in which our employees may have a direct or indirect beneficial interest.  The Code, including any amendments, is provided to all supervised persons and is also intended to lessen the chance of any misunderstanding between GVCM and our employees regarding such trading activities.

In those situations where employees may be uncertain as to the intent or purpose of this Code, they are advised to consult with the Chief Compliance Officer (“CCO”).  The CCO may under circumstances that are considered appropriate, or after consultation with the senior management of GVCM, grant exceptions to the provisions contained in this manual only when it is clear that the interests of GVCM’s clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the clients even at the expense of the interest of our employees.    The  senior  management  of  GVCM  will  satisfy  themselves  as  to  the adherence to this policy through periodic review and reports by the CCO.

1.2. Failure to Comply

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with GVCM.  It is important that employees understand the reasons for compliance with this Code.   GVCM’s reputation for fair and honest dealing with its clients and the investment community in general, has taken considerable time to build. This standing could be seriously damaged as the result of even a single security transaction considered questionable in light of the fiduciary duty owed to our clients. Employees  are  urged  to  seek  the  advice  of  the  CCO  for  any  questions  as  to  the application of this Code to their individual circumstances.   Employees should also understand that a material breach of the provisions of this Code may constitute grounds for disciplinary action and/or termination of employment with GVCM.

2.   Covered Persons

2.1. Supervised Persons include:

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directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions);

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employees of the adviser;

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any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control;

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temporary workers;

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consultants;

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independent contractors; and

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access persons.

2.2. Access Persons include any supervised person who:

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has access to nonpublic information regarding any client’s purchase or sale of securities, or non public information regarding the portfolio holdings of any fund the adviser or its affiliates manage; or

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is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic; or

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all GVCM directors, officers, and partners.

If there is any question by a supervised person as to whether they are also considered an access person under this Code, they should consult with the CCO for clarification on the issue.

2.3. Family Members

For purposes of personal securities reporting requirements, GVCM considers the Access persons defined above to also include the person’s immediate family (including any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

3.   Business Conduct Standards

3.1. Compliance with Laws and Regulations

All supervised persons must comply with all applicable state and federal securities laws including, but not limited to, the Investment Advisers Act of 1940, Regulation S-P and the Patriot Act as it pertains to Anti-Money Laundering.  All supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

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to defraud such client in any manner;

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to mislead such client, including by making a statement that omits material facts;

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to engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

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to engage in any manipulative practice with respect to such client; or

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to engage in any manipulative practice with respect to securities, including price manipulation.

3.2. Conflicts of Interest

GVCM, as a fiduciary, has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients.  Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.

Conflicts among Client Interests. Conflicts of interest may arise where the firm or its supervised persons have reason to favor the interests of one client over another client (e.g.,  larger  accounts  over  smaller  accounts,  accounts  compensated  by  lower  ticket charges to the Investment Adviser Representative (“IAR”) over accounts not so compensated, accounts in which employees have made material personal investments, accounts  of  close  friends  or  relatives  of  supervised  persons).    GVCM  specifically prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

Competing with Client Trades.  GVCM prohibits access persons from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions.  In order to avoid any potential conflict of interest between GVCM and its clients, securities transactions for the accounts of access persons in the same security as that purchased/sold for advisory accounts may only be executed on the same day as those of clients if blocked in the same trade and at the same price as clients.

No Transactions with Clients.  GVCM specifically prohibits supervised persons from knowingly selling to or purchasing from a client any security or other property, except securities issued by the client (i.e. the client is a public company).

3.3. Personal Securities Transactions

Personal securities transactions by access persons are subject to the following trading restrictions:

Short Term Trading.  No Access Person of GVCM may purchase and subsequently sell (or  sell  and  purchase)  the  same  security  within  any  60-day  period,  unless  such transaction is approved in advance in writing by the CCO.  The CCO shall consider the totality of the circumstances, including whether such transaction is necessitated by an unexpected special circumstance involving the Access Person, whether the trade would involve a breach of any fiduciary duty, whether it would otherwise be inconsistent with applicable laws and Legacy’s policies and procedures, and whether the trade would create an appearance of impropriety.  Based on his/her consideration of these issues, the CCO shall have the sole authority to grant or deny permission to allow execution of the trade.

Initial Public Offerings (IPO) and Limited or Private Offerings.  Access persons are prohibited from acquiring any securities in an initial public offering or limited offering (i.e. private placement) without first obtaining written pre-clearance from the CCO.  The CCO must receive pre-clearance from a member of senior management.  The prior approval must take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an individual by virtue of their position with GVCM.

The final decision will then be sent in writing to the access person requesting the permission for the IPO or limited offering.  Only upon receipt of the written approval from GVCM can the access person then engage in the purchase of the requested IPO. The CCO must maintain final written approval or denial for their files.

Black-Out Periods. All access persons must abide by the following black-out periods:

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An access person may not transact in any security contemplated for purchase or sale by an internally managed mutual fund within three days of an internally managed mutual fund effecting a purchase or sale of that security., unless prior approval has been granted by the CCO under a hardship case.

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If an access person has an existing position in a security prior to the security being added to any internally managed mutual fund, the access person is prohibited from liquidating the position until three calendar days after the   security has been purchased by any internally managed mutual fund.

A list of potential hardships includes but is not limited to:

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Immediate family member illness or death

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Immediate family member loss of job

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Immediate family member reduction in income

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Marital separation or divorce

3.4. Outside Business Interests

A supervised person who seeks or is offered a position as an officer, trustee, director, or is contemplating employment in any other capacity in an outside enterprise is expected to discuss such anticipated plans with GVCM’s CCO prior to accepting such a position. Information submitted to the CCO will be considered as confidential and will not be discussed with the supervised person’s prospective employer without the supervised person’s permission.

GVCM does not wish to limit any supervised person’s professional or financial opportunities, but needs to be aware of such outside interests so as to avoid potential conflicts of interest and ensure that there is no interruption in services to our clients. Understandably,  GVCM  must  also  be  concerned  as  to  whether  there  may  be  any potential financial liability or adverse publicity that may arise from an undisclosed business interest by a supervised person.

3.5. Gifts and Loans

Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve month period), customary business meals, entertainment (e.g. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted or given.

Accepting Gifts.  On occasion, because of their position with the company, supervised persons of GVCM may be offered or may receive without notice, gifts from clients, brokers, vendors or other persons.  Acceptance of extraordinary or extravagant gifts is prohibited.   Any such gifts must be declined and returned in order to protect the reputation and integrity of GVCM.  All gifts received by a supervised person of GVCM that might violate this Code must be promptly reported to the CCO.

Solicitation of Gifts.  GVCM’s supervised persons are prohibited from soliciting gifts of any size under any circumstances.

Giving Gifts.  GVCM’s supervised persons may not give any gift with a value in excess of $100 per year to an advisory client or persons who do business with, regulate, advise or render professional service to GVCM.

Loans.  Supervised Persons of GVCM are prohibited from loaning money to, or borrowing money from, clients, brokers, vendors, or other persons.

3.6.

Reporting Political Contributions

Covered persons are required to notify CCO of any and all contributions that they make to any political party or candidate, regardless of the election or political party. Contributions include anything of value.  The CCO will review and approve or deny the request in writing.

New employees and/or associates must disclose all political contributions made in the two years preceding employment or association with Adviser.

Solicitor’s fees related to government entities may be paid only to registered investment advisers and registered broker/dealers.  When a government entity is referred as a client or investor, CCO will confirm with the solicitor that no prohibited political contributions have been made prior to paying any solicitor’s fees.

3.7. Reporting of Violations

All supervised persons of GVCM must promptly (upon discovery of violation) report violations of the code to the CCO as the situation dictates.  If the CCO is unavailable, the violation must then be reported to any member of the GVCM RIA Compliance Department.

No retaliation or retribution may be directed toward Supervised Persons who report apparent or actual violations.  Any supervised person, associated person, or employee who engages in any retaliatory action will be subject to disciplinary action, up to and including termination.

4.   Insider Trading

In 1989, Congress enacted the Insider Trading and Securities Enforcement Act to address the potential misuse of material non-public information. Courts and the Securities and Exchange Commission currently define inside information as information that has not been disseminated to the public through the customary news media; is known by the recipient to be non-public; and has been improperly obtained. In addition, the information must be material, e.g. it must be of sufficient importance that a reasonably prudent person might base their decision to invest or not invest on such information.

The definition and application of inside information is continually being revised and updated by the regulatory authorities. If an GVCM supervised person believes they are in possession of inside information, it is critical that they not act on the information or disclose it to anyone, but instead advise the CCO or a principal of GVCM accordingly. Acting on such information may subject the supervised person to severe federal criminal penalties and the forfeiture of any profit realized from any transaction.

Although this section is included under the provisions of this Code, it is, in fact, a separate set of procedures required under Section 204A of the Advisers Act and is included in GVCM’s Compliance Manual.  All GVCM supervised persons are required to read and acknowledge having read such procedures annually.

5.   Reporting Requirements

5.1. Scope

The provisions of this Code apply to every security transaction, in which an access person of GVCM has, or by reason of such transaction acquires, any direct or indirect beneficial interest, in any account over which they have any direct or indirect control. Generally, an access person is regarded as having a beneficial interest in those securities held in their name, the name of their spouse, and the names of their minor children who reside with them.  An access person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, corporation, trust, custodian, or another entity) if by reason of any contract, understanding, or relationship they obtain or may obtain benefits substantially equivalent to those of ownership.  An access person does not derive a beneficial interest by virtue of serving as a trustee or executor unless the person, or a member of their immediate family, has a vested interest in the income or corpus of the trust or estate.  However, if a family member is a fee-paying client, the account will be managed in the same manner as that of all other GVCM clients with similar investment objectives.

If an access person believes that they should be exempt from the reporting requirements with respect to any account in which they have direct or indirect beneficial ownership, but over which they have no direct or indirect control in the management process, they should so advise the CCO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason for believing that they should be exempt from reporting requirements under this Code.

The  CCO’s  reports  and  transactions  will  be  reviewed  by  a  member  of  senior management for any evidence of improper holdings, trading activities, or conflicts of interest by the CCO.

5.2. Reportable Securities

Section 202(a)(18) of the Advisers Act defines the term “Security” as follows:

Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment  contract,  voting-trust  certificate,  certificate   of  deposit  for   a  security, fractional undivided interest in oil, gas or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating  to  a  foreign  currency,  or  in  general,  any  interest  or  instrument  commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For purposes of this Code, the term “Reportable Securities” means all such securities described above except:

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direct obligations of the United States;

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bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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shares issued by money market funds;

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shares issued by open-end funds other than reportable funds (Note: The term “Reportable Funds” means any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.); and

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shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

If there is any question by an access person as to whether a security is reportable under this  Code,  they  should  consult  with  the  CCO  for  clarification  on  the  issue  before entering any trade for their personal account.

5.3. Reporting Exceptions

Under Rule 204A-1, access persons are not required to submit:

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any report with respect to securities held in accounts over which the access person has no direct or indirect influence or control;

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a transaction report with respect to transactions effected pursuant to an automatic investment plan (Note:   This exception includes dividend reinvestment plans.); and

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A  transaction  report  if  the  report  would  duplicate  information contained in broker trade confirmations or account statements that GVCM holds in its records so long as GVCM receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

5.4. Initial/Annual Holdings Report

Initially

Any employee of GVCM who during the course of their employment becomes an access person, as that term is defined in sub-section 2.2 of this Code, must provide the CCO with an Initial/Annual Securities Holdings Report Certification no later than 10 days after the employee becomes an access person.    The holdings information provided in conjunction with this certification must be current as of 45 days before the employee became an access person. A copy of the current brokerage statement may be stapled to the Holdings Report in lieu of manually filling out the report.

Annually

Every access person must submit an Initial/Annual Securities Holdings Report Certification to the CCO due by the last business day of January of each year.   The annual holdings requirement will be satisfied through receipt by the CCO of year-end statements received directly from the custodian.  The CCO will review each statement for any evidence of improper holdings, trading activities, or conflicts of interest by the access person.

5.5. Quarterly Transaction Reports

All access persons must arrange for duplicate statements to be sent to the CCO.  This eliminates  the  need  to  submit  quarterly  transaction  reports  to  the  firm.    Following receipt of the quarterly statements transaction information, the CCO will review each transaction for any evidence of improper trading activities or conflicts of interest by the access person.  After careful review of each report, the CCO will document that they conducted such review.  Quarterly securities transaction information is to be maintained by GVCM in accordance with the records retention provisions of Rule 204-2(a) of the Advisers Act.

6.   Recordkeeping Requirements

GVCM will maintain the following records for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place,  in accordance with the records retention provisions of Rule 204-2(a) of the Advisers Act:

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A copy of each Code that has been in effect at any time during the past five years;

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A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

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A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person;

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Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

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A list of the names of persons who are currently, or within the past five years were, access persons;

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A record of any decision and supporting reasons for approving the acquisition of securities by access persons in initial public offerings limited offerings for at least five years after the end of the fiscal year in which approval was granted, and;

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Any waiver from or exception to the Code for any employee of GVCM subject to the Code.

7.   Form ADV Disclosure

A  description  of  the  code  will  be  provided  in  GVCM’s  ADV  Part  2.    With  the description, a statement will be made that GVCM will provide a copy of the code to any client or prospective client upon request.

8.   Acknowledgment of Receipt

GVCM will provide all supervised persons with a copy of GVCM’s Code.   Each supervised person must acknowledge, initially and annually on the form provided by GVCM, that they have received, read, and understand, the above Code of Ethics regarding personal securities trading and other potential conflicts of interest and agree to comply with the provisions therein.  In addition, GVCM will provide and supervised persons must agree to acknowledge any subsequent amendments to the Code (within specified time frame set forth in any future communications notifying of an amendment) by  any  means  deemed  by  GVCM  to  satisfactorily  fulfill  the  supervised  person’s obligation to read, understand, and agree to any such amendment.

This Code is revised, approved and promulgated effective April 12, 2013.

For Global View Capital Management, LLC:

By:

Dina L. Fliss

President